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                                                                    EXHIBIT 10.8

                                STATE OF DELAWARE
                                                                          PAGE 1
                        OFFICE OF THE SECRETARY OF STATE

                         ------------------------------

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "FANNIE MAN HOLDINGS, INC.", FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF DECEMBER, A.D. 2001, AT 11:01 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


[SEAL]                                 /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       HARRIET SMITH WINDSOR, SECRETARY OF STATE

2271107  8100                                  AUTHENTICATION: 1512393

010595958                                                DATE: 12-18-01

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[SEAL]

             CERTIFICATE OF AMENDMENT TO CERTIFICATE OF DESIGNATION

                                       OF

                       JUNIOR CLASS B PIK PREFERRED STOCK

                                       OF

                            FANNIE MAY HOLDINGS, INC.

                     Pursuant to Section 242 of the Delaware
                             General Corporation Law

     The undersigned, President and Secretary, respectively, of FANNIE MAY HOLDINGS, INC., a Delaware corporation (the "Company"), certify that pursuant to authority granted to and vested in the Board of Directors of the Company by the provisions of the Certificate of Incorporation of the Company, the Board of Directors has adopted the following resolution amending and restating the Certificate of Designation of Junior Class B PIK Preferred Stock of the Company:

     WHEREAS, pursuant to the authority granted to and vested in the Board of Directors of the Company (hereinafter the "Board of Directors") in accordance with the provisions of the Certificate of Incorporation of the Company, the Board of Directors created a series of Preferred Stock designated as the Junior Class B PIK Preferred stock, without par value, of the Company (such series being hereinafter sometimes called the Junior Class B PIK Preferred Stock) and fixed the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof as set forth in that certain Certificate of Designation dated October 28, 1991 (the "Original Certificate of Designation"), and filed in the office of the Secretary of State of the State of Delaware on October 29, 1991, which Certificate of Designation became a part of the Company's Certificate of Incorporation pursuant to the General Corporation Law of the State of Delaware;

     WHEREAS, on June 28, 2001, the Company filed an amendment to Section
1.5(b) of the Original Certificate of Designation, pursuant to which the mandatory redemption date of the Junior Class B PIK Preferred Stock was extended from November 1, 2001 until March 15, 2006;

     WHEREAS, the Company desires to further amend certain other provisions of the Original Certificate of Designation to modify the accrual of dividends on the Junior Class B PIK Preferred Stock;

     WHEREAS, pursuant to the General Corporation Law of the State of Delaware, such changes require that the Company further amend its Certificate of Incorporation; and

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     WHEREAS, the holders of the Junior Class B PIK Preferred Stock have unanimously approved the amendment and restatement of the Certificate of Designation set forth below.

     NOW, THEREFORE, BE IT RESOLVED, that the Company hereby amends its Certificate of Incorporation by amending and restating, in its entirety, the Certificate of Designation, and hereby fixes the relative rights, preferences, and limitations of the Junior Class B PIK Preferred Stock as follows:

     1.1  DESIGNATION AND AMOUNT

          The shares of such series shall be designated Junior Class B PIK Preferred Stock and the number of shares constituting such series shall initially be 62.

     1.2  DIVIDENDS

          The holders of shares of Junior Class B PIK Preferred Stock shall be entitled to receive, out of the assets of the Company legally available therefor and as and when declared by the Board of Directors, dividends at the rate of $2,000 per share per annum, payable annually on the first business day of the month of November in each year (each a "Dividend Payment Date"), commencing November 15, 1992 to Stockholders of record as of each such date until the Junior Class B PIK Preferred Stock is redeemed as hereinafter provided; provided, that after the Dividend Payment Date occurring on November 1, 2000 (the "2000 Payment Date"), dividends shall no longer be payable annually but rather shall accrue and cumulate, on an annual compounding basis, from the 2000 Payment Date and be payable either upon liquidation in accordance with Section 1.3 or upon redemption in accordance with Section 1.5.

          On any or all Dividend Payment Dates prior to and including the 2000 Payment Date, such dividends shall be paid, instead of in cash, in whole or in part, on declaration of the Board of Directors, in additional shares of Junior Class B PIK Preferred Stock (the "Additional Shares"). Such Additional Shares shall be valued at $25,000 per share with a liquidation value of $25,000 per share and shall have dividends payable annually at the rate specified in the next preceding paragraph.

          Dividends shall accrue from the date of original issue of the Junior Class B PIK Preferred Stock, except that dividends on Additional Shares shall accrue from the date such Additional Shares are issued. For the period prior to and including the 2000 Payment Date, dividends which are not paid in full will cumulate as if dividends had been paid on the relevant Dividend Payment Date in Additional Shares and such Additional Shares will be deemed to be outstanding on each succeeding Dividend Payment Date until such accumulated annual dividends shall have been declared and paid in cash or in Additional shares. Any such declaration may be for a portion, or all, of the then accumulated dividends. To the extent that all or any part of dividends in Additional Shares would result in the issuance of a fractional Additional Share (which shall be determined with respect to the aggregate number of shares of Junior Class B PIK Preferred Stock held, or deemed to be held, of record by each holder) then such amount shall be paid in fractions of Additional Shares based on a value of $25,000 per share.

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          After the 2000 Payment Date, dividends shall accrue and cumulate, on an annual compounding basis, from the 2000 Payment Date and be payable in cash either upon liquidation in accordance with Section 1.3 or upon redemption in accordance with Section 1.5. Dividends may not be paid in Additional Shares after the 2000 Payment Date.

          No dividend may be paid or declared and set apart for payment on any share of Junior Class B PIK Preferred Stock unless at the same time a ratable dividend in cash or Additional Shares is paid or set apart for payment on all shares of Junior Class B PIK Preferred Stock then outstanding.

     1.3  LIQUIDATION RIGHTS

          Preference on Liquidation, etc. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, before any payment or distribution of the assets of the Company (whether capital or surplus) or proceeds thereof, shall be made to or set apart for the holders of shares of any Junior Securities but after all the Senior Preferred Stock and Junior Class A PIK Preferred Stock shall have been redeemed in cash in full, the holders of shares of Junior Class B PIK Preferred Stock not then redeemed shall be entitled to receive payment of $25,000 per share held by them, plus an amount equal to all accrued and unpaid dividends thereon, whether or not declared, to the date of such payment. If, upon any liquidation, dissolution or winding-up of the Company, the assets of the Company, or proceeds thereof, distributed among the holders of shares of Junior Class B PIK Preferred Stock shall be insufficient to pay in full the respective preferential amounts on shares of Junior Class B PIK Preferred Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Junior Class B PIK Preferred Stock ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. After payment of the full amount of the liquidation preference to which the holders of Senior Preferred Stock and then the Junior Class A PIK Preferred Stock are entitled and then payment of the full amount of the liquidation preference to which the holders of Junior Class B PIK Preferred Stock are entitled, the holders of the Junior Class B PIK Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company. For the purposes of this paragraph 1.3, the merger or the consolidation of the Company into or with another corporation or the merger or consolidation of any other corporation (other than a wholly owned subsidiary) into or with the Company or the sale, transfer or other disposition of all or substantially all the assets of the Company, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Company.

     1.4  RETIREMENT OF SHARES

          Shares of Junior Class B PIK Preferred Stock which have been issued and have been redeemed, repurchased or reacquired in any manner by the Company shall be retired and not reissued and shall resume the status of authorized but unissued and non-designated shares of Preferred Stock of the Company.

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     1.5  REDEMPTION

               (a) Provided all of the shares of Senior Preferred stock and Junior Class A PIK Preferred Stock have theretofore been redeemed in full for cash, with all dividends accrued thereon, and such redemption is not then prohibited by any agreement to which the Company is then a party, the shares of Junior Class B PIK Preferred Stock may be redeemed at any time at the Company's option, at $25,000 per share, plus in each case all accrued and unpaid dividends thereon, whether or not declared, to date of redemption. If less than all the shares of Junior Class B PIK Preferred Stock are to be redeemed, the shares to be redeemed will be redeemed, at the Company's option, (a) by lot or
          (b) on a pro rata basis.

               (b) All shares of Junior Class B PIK Preferred Stock not theretofore redeemed, shall be redeemed by payment of cash on March 15, 2006 at $25,000 per share plus all accrued and unpaid dividends thereon, whether or not declared, to the date of redemption, subject to the applicable provisions of law.

               (c) The Company shall cause to be mailed to each of the holders of Junior class B PIK Preferred Stock to be redeemed, at their last addresses as they shall appear upon the Preferred Stock Register, at least 15 days and not more than 90 days prior to the record date of such redemption, a notice stating the date on which such redemption is expected to take place (the "Redemption Date"). Except as otherwise required by applicable law, the failure to give any such notice, or any defect therein, shall not affect the validity of such a redemption.

               (d) On or after the Redemption Date, the holders of shares of Junior Class B PIK Preferred Stock which have been redeemed shall surrender their certificates representing such shares to the Company at its principal place of business or as otherwise notified, and thereupon the redemption price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. From and after the Redemption Date, all rights of the holders of such redeemed shares of Junior Class B PIK Preferred Stock, except the right to receive the redemption price together with an amount equal to all accrued and unpaid dividends to the date of redemption without interest upon surrender of their certificate or certificates, shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever.

     1.6  VOTING RIGHTS

          Except as required by law or any other provision of the Certificate of Incorporation of the Company, the holder of each outstanding shares of Junior Class B PIK Preferred Stock shall not be entitled to vote on any matter submitted to a vote of stockholders.

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     1.7  OTHER RIGHTS AND AMENDMENTS

          Without the written consent of or the vote of holders of a majority of the outstanding shares of Junior Class B PIK Preferred Stock (voting as a class) at a meeting of the holders of Junior Class B PIK Preferred Stock called for such purpose, the Company will not (i) issue any other class or series of stock which is pari passu with, or entitled to a preference over, the Junior class B PIK Preferred Stock with respect to any dividend or distribution or any liquidation, distribution of assets, dissolution or winding-up of the Company, except (A) the 1,500 shares of Senior Preferred Stock described in the Certificate of Designation dated October 25, 1991 adopted pursuant to Section 151 of the Delaware General Corporation Law by the directors of the Company, as amended and restated by the Amended and Restated Certificate of Designation of the Senior Preferred Stock which was filed on June 28, 2001 with the Secretary of State of the State of Delaware and (B) the 625 shares of Junior Class B PIK Preferred Stock described in the Certificate of Designation dated October 25, 1991 adopted pursuant to
     Section 151 of the Delaware General Corporation Law by the directors of the Company, as amended by the Certificate of Amendment of the Certificate of Incorporation with respect to the Junior Class A PIK Preferred Stock Certificate of Designation which was filed on June 28, 2001 with the Secretary of State of the State of Delaware, and as further amended by the Certificate of Amendment to Certificate of Designation with respect to the Junior Class A Preferred Stock which is being filed with the Secretary of State of the State of Delaware concurrently with this Certificate of Amendment to Certificate of Designation, or (ii) amend, alter, repeal or waive any provision of the Certificate of Incorporation so as to adversely affect the preferences, rights or powers of the Junior Class B PIK Preferred Stock; provided, however, that any such amendment that reduces the amount of dividend payable on or the liquidation or redemption price of shares of Junior Class B PIK Preferred Stock shall require the affirmative vote at a meeting called for such purpose, or written consent of, the holder of each share of Junior Class B PIK Preferred Stock.

     1.8  ISSUANCE

          The Company will not issue more than 30 shares of Junior Class B PIK Preferred Stock, together with such number of Additional Shares as may be issued in lieu of cash dividends in accordance with paragraph 1.2.

     1.9  GENERAL PROVISIONS

               (a) The headings of the paragraphs, subparagraphs, clauses and subclauses of this Certificate of Designation are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

               (b) Each holder of Junior Class B PIK Preferred Stock, by acceptance thereof, acknowledges and agrees that payments of dividends, and redemption and repurchase of, such securities by the Company are subject to restrictions and prohibitions contained in certain credit agreements, indentures and other agreements to which the Company is a party.

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               (c) The following terms (except as otherwise expressly provided or unless the context clearly requires) for all purposes of this Certificate shall have the meanings specified below:

          "Junior Securities" means, collectively, the Common stock, $.01 par value, of the Company or any other series of stock issued by the Company ranking junior to the Junior Class B PIK Preferred Stock in payment of dividends or upon dissolution, liquidation or winding up of the Company.

          "Person" as used herein means any corporation, partnership, trust, organization, association, other entity or individual.

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     IN WITNESS WHEREOF, this Certificate of Amendment has been executed and attested by the undersigned on December 18, 2001.

                                                      /s/ Ted A. Shepherd
                                                      --------------------------
                                                      Ted A. Shepherd, President

Attest:

/s/ Richard J. Anglin
----------------------------
Richard J. Anglin, Secretary

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